                                                                      Exhibit 10

                                                               JOHNSON & JOHNSON
                                                         NEW BRUNSWICK, NJ 08933




CONTACT: Robert V. Andrews - Media Relations
         (732) 524-3348

         Helen E. Short - Investor Relations
         (732) 524-6491

                                                           FOR IMMEDIATE RELEASE


                           JOHNSON & JOHNSON ANNOUNCES
                 COMPLETION OF ITS TENDER OFFER FOR FEMRX, INC.


     New Brunswick, NJ (Nov. 9, 1998) -- Johnson & Johnson (NYSE: JNJ) announced today that it has accepted for payment 8,736,973 shares of common stock of FemRx, Inc. (Nasdaq: FMRX), representing approximately 93% of the outstanding FemRx shares, at $2.35 per share in accord with its tender offer for all outstanding FemRx shares. The tender offer expired at 12:00 midnight, New York City time, on Friday, November 6, 1998.

     Johnson & Johnson intends to promptly merge ET/FM Acquisition Corp., a wholly owned subsidiary of Johnson & Johnson, with and into FemRx in accord with Delaware's short-form merger provisions. As a result of the merger, FemRx will become a direct, wholly owned subsidiary of Johnson & Johnson and each remaining outstanding FemRx share will be converted, subject to appraisal rights, into the right to receive $2.35 in cash, without interest.

                                      # # #